AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vaughan Foods, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-1342046
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

216 N.E. 12th Street,	73160
Moore, Oklahoma
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a	If this form relates to the registration of a
class of securities pursuant to Section 12 (b)	class of securities pursuant to Section
of the Exchange Act and is effective	12(g) of the Exchange Act and is
pursuant to General Instruction A.(c), please	effective pursuant to General Instruction
check the following box. /X/	A.(d), please check the following box. /_/

          Securities Act registration statement file number to which this form relates: 333-137861

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Units, each consisting of one share of Common Stock,
one Class A Common Stock Purchase Warrant, and
one Class B Common Stock Purchase Warrant	Nasdaq Capital Market and Boston Stock Exchange
Common Stock, no par value per share	Nasdaq Capital Market and Boston Stock Exchange
Class A Common Stock Purchase Warrants	Nasdaq Capital Market and Boston Stock Exchange
Class B Common Stock Purchase Warrants	Nasdaq Capital Market and Boston Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1. Description of Registrant's Securities to be Registered.

           The description of securities required by this Item is contained in the registration statement of the registrant on Form S-1, File No. 333-137861, filed with the Commission on October 6, 2006, as amended on December 27, 2006, January 30, 2007, April 3, 2007, April 26, 2007 and May 2, 2007 (the “Registration Statement”) and is incorporated herein by reference to such filing. See “Description of Securities.”

Item 2. Exhibits

          The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:

1.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2.	Specimen copy of the Unit Certificate (Exhibit 4.3 to the Registration Statement).

3.	Specimen copy of the Class A Common Stock Purchase Warrant (Exhibit A to Exhibit
4.4 to the Registration Statement).

4.	Specimen copy of the Class B Common Stock Purchase Warrant (Exhibit B to Exhibit
4.4 to the Registration Statement).

5.	Form of Warrant Agreement (Exhibit 4.4 to the Registration Statement).

6.	Certificate of Incorporation, as amended (Exhibit 3.1 to the Registration Statement).

7.	Bylaws (Exhibit 3.2 to the Registration Statement).

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 4, 2007

Vaughan Foods, Inc.

By: /s/ Mark E. Vaughan
Mark E. Vaughan
Chief Executive Officer

EXHIBIT INDEX

No.		Description

1	.	Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).
2	.	Specimen copy of the Unit Certificate (Exhibit 4.3 to the Registration Statement).
3	.	Specimen copy of the Class A Common Stock Purchase Warrant (Exhibit A to Exhibit 4.4 to the
Registration Statement).
4	.	Specimen copy of the Class B Common Stock Purchase Warrant (Exhibit B to Exhibit 4.4 to the
Registration Statement).
5	.	Form of Warrant Agreement (Exhibit 4.4 to the Registration Statement).
6	.	Certificate of Incorporation, as amended (Exhibit 3.1 to the Registration Statement).
7	.	Bylaws (Exhibit 3.2 to the Registration Statement).